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                                                                      Exhibit 9B

                        COLUMBIA COMMON STOCK FUND, INC.

                      AMENDMENT TO TRANSFER AGENT AGREEMENT

                                 January 1, 1997

     The Transfer Agent Agreement dated as of August 8, 1991, between Columbia Common Stock Fund, Inc. and Columbia Trust Company (the "Agreement") is amended as follows:

1. The Basic Fee under Schedule B of the Agreement is revised to $18.00 per account per year. With respect to accounts closed during the year, the Basic Fee shall be prorated based on the number of months the account was open, including the month in which the account was closed.

2.   This Amendment is effective January 1, 1997.


                                   COLUMBIA COMMON STOCK FUND, INC.


                                   By  /s/ George L. Hanseth
                                      -------------------------------------
                                   Title:  Senior Vice President


                                   COLUMBIA TRUST COMPANY


                                   By  /s/ John A. Kemp
                                      -------------------------------------
                                   Title:  Senior Vice President